NPC INTERNATIONAL, INC.

POWR PLAN
for
Key Employees

As Amended and Restated Effective July 1, 2013

DB03/0502991.0020/6736470.9 MD31

Table of Contents
Section 1. Establishment and Amendment    1
Section 2. Definitions    1
Section 3. Eligibility for Participation    4
Section 4. Company Contributions Under the Plan    5
Section 5. Vesting of Company Contributions.    7
Section 6. Timing and Form of Plan Payments    9
Section 7. Designation of Beneficiaries    10
Section 8. Merger, Consolidation and Sale of Assets    10
Section 9. Rights of Participants    10
Section 10. Administration    11
Section 11. Claims and Appeals    11
Section 12. Amendments and Termination    12
Section 13. Applicable Laws    13
Section 14. 409A Compliance    13
Section 15. Incompetency    13
Section 16. Expenses    14
Section 17. Notices    14
Section 18. Withholding and Deductions    14
Section 19. Invalidity of Provisions    14
Section 20. Tax Advantages Not Guaranteed    15
Section 21. Return of Company Contributions    15

i

DB03/0502991.0020/6736470.9 MD31

NPC International, Inc.
POWR Plan for Key Employees
Section 1. Establishment and Amendment
NPC INTERNATIONAL, INC. hereby amends and restates in its entirety, effective July 1, 2013, its deferred compensation and retirement plan for key employees as described herein, which is known as the "NPC INTERNATIONAL INC. POWR PLAN FOR KEY EMPLOYEES (hereinafter called the "Plan"). The Plan is intended to constitute an unfunded plan maintained primarily to provide deferred compensation to a select group of management or highly compensated employees.
Section 2.    Definitions
2.1.    Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

(a)	"Active Participant" means a Participant with respect to a calendar year if, for the entire calendar year, the Participant is an Eligible Employee.

(b)	"Affiliate" means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

(c)	"Adopting Employer" means an Affiliate who, with the consent of the Company, has adopted the Plan for the benefit of its employees.

(d)	"Board" means the Board of Directors of NPC International, Inc.

(e)
"Beneficiary" means the persons or entities designated pursuant to Section 7 who are to receive, upon a Participant's death, payment of the Nonforfeitable amounts credited to the Participant's Account as of the date of his death.

(f)	"Committee" means the Compensation Committee of and appointed by the Board.

(g)
"Company" means NPC International, Inc., and any successor thereto, with respect to its employees; NPC Management, Inc., and any successor thereto, with respect to its employees; NPC Restaurants, L.P., and any successor thereto, with respect to its employees, and with respect to any other Adopting Employer, that Adopting Employer with respect to its employees and any successor thereto; provided, however, that for purposes of Sections 12.1 (amendments to the Plan) and 12.2 (termination of the Plan), the term "Company" means NPC International, Inc. For purposes of Section 2.1(v) (definition of "Year of Service,"), Company means NPC International, Inc. and any corporation, trade or business under common ownership and control as described in Code Sections 414(b) or (c).

(h)
"Compensation" (for a calendar year) with respect to an Active Participant means the Active Participant's annual base pay, as determined by the Company in its sole discretion and according to its books and records, in effect as of the last day of such

DB03/0502991.0020/6736470.9 MD31

calendar year; provided, however, that where the Active Participant's rate of annual base pay changes during the calendar year, "Compensation" means total base pay actually paid for the year, as determined by the Company in its sole discretion and according to its books and records.

(i)
"Disability" means a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Company provided that such disability also constitutes a “disability” for purposes of Code Section 409A. For purposes of this Plan, it is not necessary that a determination of disability be made by the Social Security Administration, but a Participant who is determined to be totally disabled by the Social Security Administration shall be deemed to have suffered a Disability for purposes of this Plan.

(j)	"Eligible Employee" means an employee of the Company who is:

(1)	in a select group of management or highly paid employees;

(2)	exempt from the minimum wage and maximum hour requirements of the Fair Labor Standards Act, as described in 29 U.S.C. § 213(a) and regulations promulgated thereunder; and

(3)	selected to participate in this Plan by the Committee.
Employees serving indefinitely (as opposed to a temporary appointment) in one of the following positions are automatically Eligible Employees unless the Committee, in its sole discretion, affirmatively designates them as ineligible:
•    Area General Manager
•    Region Manager
•    Division Vice President
•    Corporate Support Manager
•    Field Support Manager
•    Corporate Director
•    Field Director
•    Member of the Executive Team (as designated by the Committee).
An Eligible Employee who leaves a position described above, and who remains an employee but in a position other than a position described above, shall automatically be considered ineligible as of the effective date of the transfer, unless the Committee affirmatively designates the person as eligible.

DB03/0502991.0020/6736470.9 MD31

An Eligible Employee who transfers from one position described above to another, with no intervening break in employment or intervening service in an position not described above, shall not be deemed to have incurred a break in continuous service as an Eligible Employee (see Section 4 for a discussion about how a change in the employment classification of an Eligible Employee who is an Active Participant affects calculation of his benefits under the Plan for the year of such change).
The Committee may at any time, in its sole discretion, designate an otherwise Eligible Employee as prospectively ineligible to participate in this Plan.

(k)	"Inactive Participant" means a Participant who is not an Active Participant.

(l)
"Nonforfeitable," as applied to Profit Sharing and POWR Plan Plus contributions (and earnings thereon) deposited by the Company and credited by the Trustee at the direction of the Company to a Participant's Account, means the portion of such deposits and credits to which the Participant or his Beneficiary are "vested" in accordance with the vesting rules described in Section 5 and the other terms and conditions of the Plan, subject only to the claims of the Company's general creditors as described in the agreement and declaration establishing the Trust. The term "forfeitable" means not Nonforfeitable.

(m)
"Participant" means a person who is either (i) an Eligible Employee who is presumptively considered eligible to participate in this Plan or who has been selected by the Committee to participate in this Plan, and who has not been de-selected or otherwise rendered ineligible to participate by virtue of a Separation from Service or a transfer to a classification of employment under which he is not presumptively eligible to participate in the Plan; or (ii) a person who has amounts currently deposited and credited to his Participant's Account maintained by the Trust on his behalf pursuant to the terms of the Plan.

(n)
"Participant's Account" or "Account" means the bookkeeping account maintained by the Trustee under the Trust, on behalf of a Participant, to which the Company deposits and the Trustee credits at the direction of the Company the Profit Sharing and/or POWR Plan Plus Contributions made under this Plan, and to which is credited the Participant's share of the Trusts earnings and losses. Although this Plan may refer to such an account as "the Participant's Account" or as "his Account," the amounts credited to such Account shall at all times be subject to the terms and conditions of the agreement and declaration establishing the Trust, and thus subject to the claims of the Company's general creditors.

(o)	"POWR Plan Plus Contribution" means the Company contribution (if any) made to the Plan in accordance with the provisions of Section 4.2 hereof.

(p)	"POWR Plan Profit Sharing Contribution" means the Company contribution (if any) made to the Plan in accordance with the provisions of Section 4.1 hereof.

DB03/0502991.0020/6736470.9 MD31

(q)	"Profitability Target" for a calendar year means NPC International, Inc.'s profitability target for such year as established by the Board in its sole discretion.

(r)
"Separation from Service" or "Separates from Service" means a Participant's death, retirement or other termination of employment with the Company. A Separation from Service will not occur if a Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Participant has a right (either by contract or by statute) to reemployment with the Company. "Separation from Service" will be interpreted in a manner consistent with Code Section 409A(a)(2)(A)(i).

(s)
"Specified Employee" means a Participant that would be a "specified employee" as defined in Code Section 409A(a)(2)(B)(i) and Department of Treasury regulations and other interpretive guidance issued thereunder.

(t)
"Trust" means, with regard to Profit Sharing and POWR Plan Plus Contributions deposited by the Company and credited by the Trustee on behalf of a Participant, the NPC International, Inc. POWR Plan for Key Employees Group Trust.

(u)	"Trustee" means the bank or trust company designated as the trustee or successor trustee under the agreement and declaration establishing the Trust.

(v)
"Year of Service" with respect to a Participant means a calendar year (including the calendar year in which his employment terminates) for which the Participant is credited with at least 1000 hours of service for the Company. For this purpose, an "hour of service" means an hour with respect to which the Participant is entitled to payment by the Company for the performance of services for the Company, or entitled to payment even though no services are performed for the Company (e.g., for periods of paid leave of absence, illness, holiday, layoff, jury duty, etc.). The Committee may designate, from time to time and in its sole discretion, such other service (either for the Company or otherwise) that shall be, or shall not be, considered Vesting Service with respect to any particular Participant and whether any service with one or more Affiliates shall be considered.

A person who terminates employment with the Company and is later reemployed shall be credited, upon his reemployment, with the Years of Service to which he was credited upon his termination. (But see Sections 5.1 and 5.2 regarding forfeiture of nonvested benefits upon a Separation from Service; such forfeited benefits are not restored notwithstanding restoration of the person's Years of Service.)
2.2.    Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.
Section 3.    Eligibility for Participation

DB03/0502991.0020/6736470.9 MD31

3.1.    Eligibility. An employee of the Company shall be eligible to participate in the Plan with respect to a calendar year if he qualifies as an Eligible Employee with respect to such year. The Committee may add additional Participants or remove existing Participants from time to time by written action.
3.2.    Inactive Participants. If at a future date an Active Participant no longer meets the requirements for active participation in this Plan for reasons other than Separation from Service, the Participant shall become an inactive Participant, retaining all of the rights accorded Active Participants by this Plan except the right to accrue additional benefits under this Plan. Such an individual shall remain an Inactive Participant unless and until he again becomes an Active Participant. An Inactive Participant who remains an employee of the Company shall be eligible to continue to accrue Years of Service for purposes of vesting, and for purposes of qualifying for POWR Plan Plus Contributions in the event the Participant later again becomes an Active Participant.
See Section 5 for a discussion of rules concerning forfeiture of benefits accrued under the Plan, upon a Separation from Service.
Section 4.    Company Contributions Under the Plan
4.1.    POWR Plan Profit Sharing Contributions.

(a)
Nature of POWR Plan Profit Sharing Contributions; Eligibility. The Board may, in its sole discretion, designate prior to a calendar year a Profitability Target for such calendar year for NPC International, Inc. The Board may, in its sole discretion, also set Profitability Targets for one or more Affiliates or business units of NPC International, Inc. In the event NPC International, Inc. or, as applicable, an Affiliate thereof or designated business unit thereof, achieves its Profitability Target, persons who were Active Participants with respect to such calendar year shall be entitled to a POWR Plan Profit Sharing Contribution from the Company, which contribution shall be allocated to the Participant's Account.

(b)
Amount of POWR Plan Profit Sharing Contributions. The amount of the POWR Plan Profit Sharing Contribution to which an eligible Active Participant is entitled shall be a percentage of the Active Participant's Compensation for the calendar year to which the Contribution relates. The Board shall determine the percentage applicable to various employment classifications or positions of Active Participants, which percentage may vary between employment classifications or positions. The Board may establish different percentages applicable to the same employment classifications or positions, depending on the extent to which NPC International, Inc. or, as applicable, an Affiliate thereof or business unit thereof, exceeds its Profitability Target.

Where different percentages apply to different employment classifications or positions, and an Active Participant changes employment classification or position during the calendar year, the percentage that applies to him is the percentage that applies to the classification or position that the Active Participant held for the longer period of time during the calendar year.

DB03/0502991.0020/6736470.9 MD31

The Board shall notify Eligible Employees regarding whether the Board will declare a Profitability Target (for purposes of this Plan) for a given calendar year, and the various POWR Plan Profit Sharing Contribution percentages that apply to the Eligible Employees in the event the Profitability Targets are attained or exceeded.

(c)
Timing of POWR Plan Profit Sharing Contributions. The Company shall contribute the POWR Plan Profit Sharing Contributions (with respect to a calendar year) to the Trust after the Board determines, after the close of the calendar year, whether and the extent to which NPC International, Inc. or, as applicable, an Affiliate thereof or business unit thereof, achieved its Profitability Target for such calendar year. The timing of any such POWR Profit Sharing Contributions during the succeeding year shall be determined by the Board in its sole discretion.

(d)
Crediting of POWR Plan Profit Sharing Contributions. As soon as practicable after the Company makes its POWR Plan Profit Sharing Contribution with respect to a calendar year, the Trustee shall credit to the Participant's Account of each Active Participant with respect to such calendar year, such Active Participant's share of the POWR Plan Profit Sharing Contribution.

4.2.    POWR Plan Plus (Tenured Service) Contributions.

(a)
Nature of POWR Plan Plus Contributions; Eligibility. Prior to or at any time during a calendar year with respect to which the Board has determined and announced, for purposes of Section 4.1, a Profitability Target, the Board may in its sole discretion determine whether it will offer a POWR Plan Plus Contribution with respect to such calendar year. In the event the Board determines to offer such a Power Plan Plus Contribution for a calendar year, and NPC International, Inc. or, as applicable, an Affiliate thereof or business unit thereof, achieves its Profitability Target for such year, persons who (i) were Active Participants with respect to such calendar year and (ii) were credited with at least ten (10) Years of Service as of the last day of such calendar year shall be entitled to a POWR Plan Profit Sharing Contribution from the Company, which contribution shall be allocated to the Participant's Account.

(b)
Amount of POWR Plan Plus Contributions. The amount of the POWR Plan Plus Contribution to which an eligible Active Participant is entitled shall be a percentage of the Active Participant's Compensation for the calendar year to which the Contribution relates. The Board shall determine the percentage applicable to various employment classifications or positions of Active Participants, which percentage may vary between employment classifications or positions. The Board may establish different percentages applicable to the same employment classification or position, depending on the extent to which NPC International, Inc. or, as applicable, an Affiliate thereof or business unit thereof, exceeds its Profitability Target.

Where different percentages apply to different employment classifications or positions, and an Active Participant changes employment classification or position during the calendar year, the percentage that applies to him is the percentage that applies to the classification or position that the Active Participant held for the longer period of time during the calendar year.

DB03/0502991.0020/6736470.9 MD31

The Board shall notify Eligible Employees, as soon as practicable after the Board determines to offer a POWR Plan Plus Contribution for a calendar year, regarding the fact of that determination and the various POWR Plan Plus Contribution percentages that will apply to the Eligible Employees in the event the Profitability Targets are attained or exceeded.

(c)
Timing of POWR Plan Plus Contributions. The Company shall contribute the POWR Plan Plus Contributions (with respect to a calendar year) to the Trust after the Board determines, after the close of the calendar year, whether and the extent to which NPC International, Inc. or, as applicable, an Affiliate thereof or business unit thereof, achieved its Profitability Target for such calendar year. The timing of any such POWR Plus Contributions during the succeeding year shall be determined by the Board in its sole discretion.

(d)
Crediting of POWR Plan Plus Contributions. As soon as practicable after the Company makes its POWR Plan Plus Contribution with respect to a calendar year, the Trustee shall credit, to the Participant's Account of each qualifying Active Participant with respect to such calendar year, such qualifying Active Participant's share of the POWR Plan Profit Sharing Contribution.

4.3.    Investments and Allocation of Earnings. As of the last day of each calendar year, (or as soon as practicable thereafter) each Participant's Account maintained by the Trustee on behalf of a Participant shall be credited with earnings (and losses) for such year resulting from investment by the Trustee. The investment gain or loss shall be allocated to a Participant's Account in the ratio that the Participant's Account balance as of the preceding valuation date, adjusted for all distributions and forfeitures occurring during the calendar year, bears to the total of all Account balances as of the preceding valuation date, as adjusted for all distributions and forfeitures occurring during the calendar year. For purposes of this Section, a Participant's Account balance as of such preceding valuation date shall include contributions credited as of such date (even if such contributions are actually made after such date).
For example, for purposes of allocating investment gains or losses for the 2004 calendar year, such earnings and losses will be allocated based on Account balances as of December 31, 2003. Such Account balances shall be calculated by taking into account contributions allocated to such Accounts for the 2003 calendar year, even though the contributions are actually made after December 31, 2003. Further, such Account balances will be adjusted for any distributions or forfeitures that occurred during the 2004 calendar year.
Section 5.    Vesting of Company Contributions.
5.1.    POWR Plan Profit Sharing Contributions. A Participant's POWR Plan Profit Sharing Contribution becomes Nonforfeitable, or "vested," ratably in accordance with the following schedule:
Years of Service        Nonforfeitable Percentage
1     25%
2     50%

DB03/0502991.0020/6736470.9 MD31

3     75%
4    100%
Except as otherwise provided in this Section 5.1, the Years of Service taken into account to determine the Nonforfeitability of any POWR Plan Profit Sharing Contribution include only years of Service earned for the year to which the Contribution relates, and subsequent years. Consequently, each separate POWR Plan Profit Sharing Contribution made on behalf of an Active Participant vests separately and independently of each other POWR Plan Profit Sharing Contribution made on behalf of the Participant.
Notwithstanding the rule in the preceding paragraph, the portion of an Active or Inactive Participant's Account attributable to POWR Plan Profit Sharing Contributions, and earnings thereon, shall be considered 100% Nonforfeitable as of the date the Participant accrues 15 Years of Service or, if earlier, the date the Participant accrues 5 Years of Service and is at least age 65.
In addition, in the event the employment of an Active or inactive Participant terminates due to death or Disability, the portion of the Participant's Account attributable to POWR Plan Profit Sharing Contributions, and earnings thereon, shall be considered 100% Nonforfeitable as of the date of death or Disability.
Upon the Separation from Service of an Active Participant or Inactive Participant for reasons other than death or Disability, the portion of the Participant's Account attributable to POWR Plan Profit Sharing Contributions, and earnings thereon, that is forfeitable as of the date the employment terminates shall be forfeited as of the last date of the calendar year in which employment terminates, unless the Participant is rehired as an employee by the Company not later than the last day of such calendar year.
5.2.    POWR Plan Plus Contributions. The portion of a Participant's Account attributable to POWR Plan Plus Contributions, and earnings thereon, becomes Nonforfeitable, or "vested," in accordance with the following schedule:
Years of Service        Nonforfeitable Percentage
Fewer than 20             0%
20 or more            100%
For purposes of this Section 5.2, all of a Participant's Years of Service are taken into account.
Upon the Separation from Service of an Active Participant or Inactive Participant for any reason, the portion of the Participant's Account attributable to POWR Plan Plus Contributions, and earnings thereon, that is forfeitable as of the date the employment terminates shall be forfeited as of the last date of the calendar year in which employment terminates, unless the Participant is rehired as an employee by the Company not later than the last day of such calendar year.
5.3.    Forfeiture of Benefits Due to Gross Misconduct. Notwithstanding any other provision of this Plan to the contrary, a Participant's Account balance, whether or not considered Nonforfeitable in whole or in part pursuant to Sections 5.1 and/or 5.2, will be forfeited by a Participant if the Participant’s employment is terminated (involuntarily by the Company or voluntarily in lieu of involuntary termination) due to gross misconduct. If after payments are made

DB03/0502991.0020/6736470.9 MD31

by this Plan to a Participant or his Beneficiary the Committee determines that the Participant engaged in gross misconduct that would have, in the judgment of the Committee in its sole discretion, resulted in the Participant's involuntary termination due to gross misconduct had the Company then known the facts of the misconduct, any remaining payments due to the Participant or Beneficiary shall be forfeited and the Company may, in its sole discretion, seek repayment (with interest) of amounts previously paid by the Plan to the Participant and/or Beneficiary.
For purposes of this Section, "gross misconduct" means conduct justifying Separation from Service due to factors that would render the Participant ineligible for unemployment compensation benefits under the laws of the State in which the Participant last performed services for the Company. The Committee shall determine, in its sole discretion, whether the Participant's actions amounted to gross misconduct.
5.4    Application of Forfeitures. Forfeitures under the Plan will not be reallocated among Participants as additional benefits but will be used to offset the Company's contribution(s) for the year in which the forfeiture arose or in future years.
Section 6.    Timing and Form of Plan Payments
6.1.    Time of Payment. Except as provided below in Section 6.1(c), the Nonforfeitable portion of a Participant's Account shall be paid to the Participant (or his Beneficiary, as appropriate) on account of a Separation from Service, Disability or death, as follows:

(a)
Except as provided in (b) below, a Participant that Separates from Service will have his or her entire account balance distributed in the calendar year following the calendar year in which he or she Separates from Service. Such distribution will generally be made on the 30th day following receipt of the EBITDA audit for that year.

(b)
Where a Participant Separates from Service due to death or where a Participant suffers a Disability, (i) 50% of the Participant's account balance (based on the most recent valuation) will be distributed within the 90-day period immediately following the Participant's death or Disability and if such 90-day period spans two taxable periods, the Participant shall not be permitted, directly or indirectly, to designate the taxable year of such payment, and (ii) the remaining portion of the Participant's account will be distributed in the calendar year following the calendar year in which the Participant died or became Disabled (generally within 30 days of the Company's receipt of the EBITDA audit for that year).

(c)
Notwithstanding the above, if a Participant is a "Specified Employee" at the time of the Participant's Separation from Service, any payment provided for under this Plan shall be delayed until six months and one day following the Participant's Separation from Service to the extent required under Code Section 409A.

6.2.    Form of Payment. When a benefit becomes payable from this Plan, the benefit shall be paid as a single, lump-sum payment unless the Participant elects a different form of payment before the end of the available Code Section 409A transition relief and as allowed by the Company. The alternative optional form of payment is five (5) substantially equal annual installments (each

DB03/0502991.0020/6736470.9 MD31

payable during the first 75 days of such succeeding installment calendar year), adjusted annually for earnings (and losses) on the unpaid balance.
Section 7.    Designation of Beneficiaries
7.1.    General Rule. A Participant may designate a Beneficiary or Beneficiaries who are to receive upon his death the payments that otherwise would have been paid to him. Subject to the requirements of Section 6.2, such Beneficiary designation may include an election concerning the form in which death benefits are to be paid by the Plan to the Beneficiary or Beneficiaries. All designations shall be in writing and shall be effective only if and when delivered to the Committee or its designee during the lifetime of the Participant.
7.2.    Special Rule for Married Participants. Notwithstanding Section 7.1, the spouse of a married Participant shall be deemed to be the Participant's sole primary Beneficiary, unless the Participant designates a primary Beneficiary other than his spouse, the spouse consents in writing to such designation, on a form the Committee or its designee shall provide, and the spouse's signature is notarized.
7.3.    Changing Beneficiary Designations. Subject to Section 7.2, a Participant may from time to time during his lifetime, change his Beneficiary or Beneficiaries by a written instrument delivered to the Committee or its designee. The term "Beneficiary" may include a trust, so long as the trust survives the Participants death.
7.4.    Failure to Designate a Beneficiary. In the event that a Participant is not survived by a Beneficiary, or if for any reason a Beneficiary designation shall be ineffective in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate, and in such event the term "Beneficiary" shall include his estate.
Section 8.    Merger, Consolidation and Sale of Assets
8.1.    Merger. In the event the Company desires to consolidate with, merge into, or transfer all or substantially all of its assets to another entity (hereinafter referred to as a "Successor Employer"), the Company and such Successor Employer may agree that the Successor Employer shall assume the Company's obligations under this Plan in whole or in part. In no event shall such merger, consolidation or transfer extinguish the Company's or the Successor Employer's obligations to Participants and their Beneficiaries under this Plan.
8.2.    Acquisition by Another Employer. In the event the Company is sold to another corporation or other party(ies) ("New Company"), the Company may agree with such New Company that the New Company shall assume the obligations under this Plan in whole or in part. In no event shall such sale extinguish the Company's or New Company's obligations to Participants and their Beneficiaries under this Plan.
Section 9.    Rights of Participants
Notwithstanding the depositing and crediting of amounts to a Participants Account on behalf of a Participant, the right of the Participant, or his Beneficiary, to receive a distribution of benefits under this Plan shall be an unsecured claim against the general assets of the Company. Participants

DB03/0502991.0020/6736470.9 MD31

and Beneficiaries shall have the status of general unsecured creditors of the Company. This Plan constitutes a mere promise by the Company to make benefit payments in the future.
The Participant's Account maintained by the Trustee on behalf of a Participant may not in any way be encumbered or assigned by a Participant or his Beneficiary.
Nothing in this Plan shall give any Participant the right to be retained as an Eligible Employee or an employee of the Company, affect the right of the Company to remove any Eligible Employee or employee, or give any Eligible Employee or employee (or his Beneficiary) the right to receive a particular amount of Compensation.
Section 10.    Administration
10.1.    Administrative Committee. The Committee shall administer the Plan. The Committee may appoint an administrative committee (the "Administrative Committee") to assist it in the administration of the Plan. The Administrative Committee may act on behalf of the Committee with respect to all matters concerning the Plan, except for those matters the Committee specifically reserves, in this Plan or otherwise, for its own action. The initial members of the Administrative Committee shall be Troy Cook and Jim Schwartz. The Board or the Committee may remove, replace, or appoint members of the Administrative Committee at any time.
10.2.    Powers of Committee. The Committee shall have the power to interpret the Plan and to determine all questions that arise under it. Such power includes, for example, the discretionary authority necessary to determine eligibility for benefits, to construe the terms of the Plan and to determine the extent to which a Participant's Account is Nonforfeitable (including determinations regarding Years of Service).
The Committee shall also have the power to direct the investment of the assets of the Trust, and to delegate investment authority with respect to the Trust to one or more investment managers or to the Trustee, or to both the Trustee and one or more investment managers. The Committee may adopt an investment policy to guide the Trustee and/or investment managers with respect to investment of the Trust assets. Where the Committee adopts such a policy it may amend such policy at any time in its discretion, and the Trustee and/or investment manager(s) to whom the Committee delegates investment authority shall abide by the terms of the policy, provided the Committee furnishes the Trustee and/or investment manager(s) with a copy of such policy or amended policy.
All payments of benefits under the Plan shall be made by the Company or by the Trustee in accordance with the terms of this Plan and the agreement and declaration establishing the Trust. The decision of the Committee upon all matters within the scope of its authority shall be final and binding on all parties, shall be subject to the most deferential standard on review, and shall not be affected by any actual or alleged conflict of interest. No member of the Committee or the Administrative Committee may act, in his capacity as a member of the Committee or Administrative Committee, with respect to a matter concerning his eligibility or benefits under the Plan.
Section 11.    Claims and Appeals
11.1.    Claims for Benefits; Initial Processing. Claims for benefits under the Plan normally will be approved or denied by the Committee within 90 calendar days (45 days in the case of a

DB03/0502991.0020/6736470.9 MD31

claim for benefits due to Disability) after they are received by the Committee or its designee. (But see Section 6 regarding the timing of actual payments from the Plan.) If an extension of time is required to process the claim, the extension will not exceed 90 calendar days (45 days in the case of a claim for benefits due to Disability; provided that two such 45-day extensions are available), and the claimant shall be provided notice of any extension prior to the commencement of the extension period. The notice shall explain the reason for the extension and when a decision will be made. Claims not resolved prior to the end of the extension may be deemed denied.
11.2.    Claim Denial. If a claim for benefits is denied (or deemed denied), the Committee or its designee shall provide the claimant with written notice reflecting the reasons for the denial, with a specific reference to the Plan provisions upon which the decision was based. The notice shall also reflect any additional information that may be necessary for the claimant’s claim to be approved.
11.3.    Appealing a Denied Claim. A claimant may appeal the denial of a claim by writing the Committee and stating that he wishes to appeal. In order to be considered, the appeal must be received by the Committee or its designee no more than 60 calendar days (180 days in the case of a claim for benefits due to Disability) after notice of the denial is provided (or, if no notice is provided, then after the earliest date on which the claimant is entitled to deem the claim denied).
11.4.    Processing Appeals. If a claimant appeals a denial of a claim, the Board shall review the claim and any additional information furnished by the claimant. The Board shall decide the appeal within 60 calendar days (45 calendar days in the case of a claim for benefits due to Total and Permanent Disability) after it is received, but in unusual circumstances may delay resolution of the appeal for an additional 60 calendar days (45 calendar days in the case of a claim for benefits due to Disability). The claimant shall be notified of any delay prior to the beginning of the extension. After the appeal is decided, the Board shall notify the claimant in writing of its decision, and explain how the appeal was decided and what Plan provisions were relied upon.
The provisions of this Section 11 shall be administered in accordance with applicable claim processing requirements imposed by regulations issued by the U. S. Department of Labor under the Employee Retirement income Security Act of 1974, as amended.
Section 12.    Amendments and Termination
12.1.    Amendment. The Company in its absolute discretion, without notice, may at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan. No such modification or amendment may, without the consent of a Participant (or his Beneficiary in the case of his death) reduce the right of the Participant (or his Beneficiary, as the case may be) to the payment of any amount deposited and credited to his Participant's Account under the Plan as of the date of such modification or amendment. Any modification or amendment of the vesting schedules described in Section 5 shall not apply to any forfeitable amounts deposited and credited to a Participant’s Account as of the date of such modification or amendment unless the Participant otherwise consents in writing.
12.2.    Suspension and Termination. The Company in its absolute discretion, without notice, at any time may suspend or terminate the Plan. In addition, the committee may suspend or terminate an Active Participant’s further participation in the Plan at any time. Other than earnings

DB03/0502991.0020/6736470.9 MD31

on a Participant's Account, no additional Contributions shall be deposited or credited to Participants' Accounts following suspension or termination of the Plan. Upon termination of a Participant’s participation in the Plan, distribution of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's normal provisions.
Upon suspension of the Plan, distribution of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's provisions, and the Trust shall not terminate until all monies on deposit thereunder are either paid to Participants and their Beneficiaries, or retuned to the Employer, as provided for under the agreement and declaration establishing the Trust. Upon suspension of the Plan, an employee whose Participant's Account balance includes amounts that are forfeitable under Section 5 hereof, shall continue to be credited with Years of Service for vesting, for purposes of Section 5, for and on account of his service with the Company after suspension of the Plan.
In the event the Company elects to terminate the Plan, all forfeitable amounts then on deposit with and credited to Participants' Accounts shall be deemed Nonforfeitable, and, notwithstanding anything herein to the contrary, all Plan benefits shall be paid in a lump sum at such time as is permitted under the applicable requirements under Code Section 409A and regulations issued thereunder.
Section 13.    Applicable Laws
The Plan shall be construed, administered, end governed in all respects under and by the laws of the State of Kansas, to the extent federal law does not apply.
Section 14.    409A Compliance
In the event that any provision of this Plan shall be determined to contravene Code Section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to Section 409A any such provision shall be void and have no effect and may be amended by the Company without consent of the Participant for purposes of Section 409A compliance. Moreover, this Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan comply with Code Section 409A, the regulations promulgated thereunder, and regulatory interpretations or announcements with respect to Section 409A. The Company shall have the authority to void any Participant election hereunder if necessary to maintain the Plan in compliance with Code Section 409A.
Section 15.    Incompetency
Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee or its designee receives written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian or conservator, provided that proper proof of appointment and continuing qualification are furnished in a form and manner acceptable to the Committee or its designee. Any such payment so made shall be a complete discharge of any liability therefor.

DB03/0502991.0020/6736470.9 MD31

Section 16.    Expenses
Costs of administration of the Plan and all taxes imposed on the Plan or Trust shall be paid by the Company. Participants' Accounts shall not be reduced for these amounts. Notwithstanding the foregoing, Participants' Accounts shall bear the expense of any and all transaction costs and fees associated with the investment of their Accounts and any per capita Trustee's fee. The aggregate total of any Trustee's fees based on the aggregate value of assets in the Trust may be apportioned among the Accounts of Participants on a pro rata (in the proportion that a Participant’s Account balances bear to the sum of Account balances of all Participants) or per capita basis, in the discretion of the Committee.
Section 17.    Notices
Any notice or election required or permitted to be given hereunder shall be in writing. Participant elections shall be in the form prescribed by the Committee, and shall be deemed to be filed with the Committee:

(a)	On the date it is personally delivered to the Committee (or its designee), or

(b)	Five business days after it is sent by registered or certified mail, addressed to the Committee (or its designee) at the address of NPC International, Inc.
Section 18.    Withholding and Deductions
All payments made under the Plan by the Company or the Trustee to any Participant or Beneficiary, shall be subject to applicable withholding and to such other deductions that are required by applicable law, and to the delivery to the Committee (or its designee) or the Trustee of any documents, applications or other information deemed necessary by the Committee or the Trustee, in their sole discretion, as a condition precedent to payment
Section 19.    Invalidity of Provisions
If any provision of the Plan is held or found to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included. Similarly, in the event any provision of the Plan is held or found to be ineffective or unenforceable with respect to allowing for the deferral of income taxation as intended by the Plan, such provision shall be severed from the provisions of the Plan that are so effective or enforceable, and such latter provisions shall be considered to constitute a separate arrangement.
Section 20.    Tax Advantages Not Guaranteed
Neither the Company, the Committee, the Administrative Committee, nor any other person guarantees that any particular Participant or Beneficiary will achieve the tax advantages contemplated by this Plan, and neither the Company, the Committee, the Administrative Committee or any other person indemnifies or holds harmless a Participant or Beneficiary with respect to liability, whether or not unintended or unforeseen, for income taxes, excise taxes, interest and/or penalties, or any other liability, arising from or incurred in connection with this Plan.

DB03/0502991.0020/6736470.9 MD31

In the event any benefits payable hereunder to a Participant or Beneficiary are subjected to taxation prior to the date such benefits are payable under the terms of the Plan, the payment of such benefits shall be accelerated so that, to the extent practicable, the Participant or Beneficiary receives such benefits in the taxable year in which such amounts are subjected to taxation.
Section 21.    Return of Company Contributions
Nothing in this Plan nor the agreement and declaration establishing the Trust shall be construed to prevent the return to the company of amounts contributed to the Trust by the Company due to a mistake of fact or law, including (but not limited to) erroneous calculations or erroneous determinations of eligibility.

DB03/0502991.0020/6736470.9 MD31

IN WITNESS WHEREOF, the Company hereby adopts this Amendment and Restatement of the NPC International, Inc. POWR Plan for Key Employees this ____ day of ______________, 2013.

NPC INTERNATIONAL, INC.

By:
Title:
ATTEST:

DB03/0502991.0020/6736470.9 MD31